I3 International Isotopes Inc

Exhibit 99.1

FOR IMMEDIATE RELEASE:

For More Information, Contact:

September 18, 2009

Steve Laflin, President and CEO

(208) 524-5300

INTERNATIONAL ISOTOPES INC. ANNOUNCES

SUCCESSFUL COMPLETION OF A PRIVATE PLACEMENT

Company Raises Approximately $1 Million To Support Continued Engineering Design and Licensing

Of the Company’s Planned Uranium Processing and Fluorine Extraction Facility

Idaho Falls, ID. September 18, 2009 – International Isotopes Inc. (OTC Bulletin Board: INIS) announces the successful conclusion of a private placement completed among numerous directors, past investors and major shareholders.

International Isotopes Inc. successfully completed a private placement with certain shareholders on September 18, 2009 for just under $1 million.  In this private placement, the Company offered approximately 4 million Units, each Unit consisting of one share of common stock, priced at $0.30 per common share, and one warrant to purchase another share of common stock for $.40.  In a related transaction the Company also converted approximately $380,000 of indebtedness owed to a past Chairman of the Board of the Company into units under terms similar to the private placement.  All of the issued shares will be unregistered securities.  The offering was entirely led by the Company, and there were no selling commissions or fees paid by the Company, other than standard legal expenses for document preparation.

The net proceeds from the private placement will be used to support ongoing engineering design and license application preparation efforts for the Company’s planned uranium processing and fluorine extraction facility.  The planned facility remains on schedule with the next anticipated major milestone of submitting its license application to the Nuclear Regulatory Commission later this year.

Steve T. Laflin, Chief Executive Officer stated, “We are very pleased with the level and amount of participation of our shareholders in the private placement.  We are also satisfied with the continued progress of the engineering design and license application work.  The funding from this private placement will see the project through license submittal later this year and efforts are already well underway for the next major round of financing to continue project development well into the future.  While there can be no guarantee additional capital will be available, or available under acceptable terms, the Company is currently evaluating several paths for the next financing.

“In parallel with these fundraising efforts, the Company reports continued progress towards putting contract agreements in place with prospective customers for the products and services this project will provide. ”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemical for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements with respect to the Company's goals with respect to constructing a depleted uranium de-conversion processing and fluorine extraction facility and specifically including statements regarding the licensing schedule, financing the project to the next stage of  funding, the availability of additional capital, and contracting with prospective customers. Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our annual report on Form 10-KSB for the year ending December 31, 2008.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Additional factors that could materially affect the results, performance or achievements of the Company include the ability to successfully obtain additional funding necessary to complete its planned de-conversion facility and complete construction and licensing of such facility, which may not occur.  Achievement by the Company of the project is substantially dependent on success in securing off-take agreements with commercial enrichment companies for depleted uranium hexafluoride for de-conversion services and supply of the raw material for the production of high quality fluoride gasses.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For more information, visit our web site at www.intisoid.com

-END-